Press Release Pitney Bowes Announces Financial Results for Third Quarter of Fiscal Year 2024 and Progress on Strategic Initiatives Company Updates Full Year Guidance Following Continued Strong Business Performance and Accelerated Execution of Cost Initiatives STAMFORD, Conn, November 7, 2024 – Pitney Bowes Inc. (NYSE: PBI), a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world, today announced the Company’s financial results for the third quarter of fiscal year 2024 and provided a progress update on the strategic initiatives announced on May 22, 2024. The Company also updated its full year guidance for Fiscal Year 2024 following continued strong business performance and accelerated execution of cost initiatives. Third Quarter Financial Highlights • Revenue was $499 million, down 1% year-over-year • GAAP EPS was a loss of $0.75, including a loss of $1.42 per share from discontinued operations • Adjusted EPS was $0.21, an improvement of $0.05 over the prior year • Net loss of $138 million, including a $261 million loss from discontinued operations • Adjusted EBIT was $103 million, up 22% versus the prior year • GAAP cash from operating activities was $66 million • Free Cash Flow was $75 million, an improvement of $19 million year-over-year; Free Cash Flow excludes $29 million of restructuring payments in the third quarter Update on Strategic Initiatives • GEC Exit: The wind-down process is progressing as expected and should be largely complete by year-end. The Company remains focused on resolving legacy obligations in the most efficient manner possible and continues to target approximately $150 million in one-time costs from the wind-down. These exit costs are anticipated to improve go-forward earnings by approximately $136 million annually. • Cost Rationalization: The Company accelerated the execution of its cost reduction initiatives and, as of the end of the third quarter, had removed $90 million in annualized costs. The Company is increasing its net annual cost savings forecast to $150 million to $170 million. • Cash Optimization: The Company has largely completed its overseas cash repatriation, bringing $117 million back to the U.S year-to-date. Additionally, the GEC wind-down is stabilizing cash flows and, once complete, is estimated to result in a reduction of the amount Exhibit 99.1 of unrestricted cash the Company maintains by approximately $100 million. Further, the Company’s initiative to purchase captive lease receivables at Pitney Bowes Bank accelerated the realization of $31 million of net cash year-to-date. The Company continues to identify additional ways to optimize cash and expects to realize an additional $100 million in cash optimization over the next several years associated with initiatives at Pitney Bowes Bank. • Balance Sheet Deleveraging: Progress on exiting GEC, reducing non-essential expenses, and optimizing cash positions has positioned the Company to pay down debt in the coming quarters. The Company has more than $100 million of excess cash on the balance sheet that can be used to reduce debt. Discussions are ongoing with the Company’s current and prospective lending partners to identify ways to strategically deleverage on favorable terms. Lance Rosenzweig, Chief Executive Officer and a member of the Board, commented: “Our positive third quarter results reflect the sustained strength of our core, cash-generating businesses. Pitney Bowes achieved $103 million in Adjusted EBIT for the third quarter, representing 22% year-over-year improvement on relatively steady revenue. We drove significant improvements in segment-level EBIT during the quarter. This strong performance validates our emphasis on efficiency and our commitment to becoming a more streamlined organization. We also continued to build on our momentum with respect to our four previously announced strategic initiatives. We are working on an accelerated basis to complete these initiatives and solidify the turnaround of this storied brand. As we approach the end of 2024, we remain committed to increasing profitability, ensuring that we are effectively managing our capital and building a solid foundation for improved financial strength in 2025 – while continually exploring all paths to maximizing value for shareholders.” Earnings per share results are summarized in the table below: Third Quarter 2024 2023 GAAP EPS ($0.75) ($0.07) Discontinued Operations $1.42 $0.17 Restructuring Charges $0.13 $0.06 Foreign Currency Gain on Intercompany Loans $0.08 - Strategic Review Costs (1) $0.01 - Asset Impairment $0.05 - Charges in connection with GEC Restructuring $0.16 - Tax benefit from affiliate reorganization ($0.89) - Loss on debt refinancing $0.01 - Adjusted EPS $0.21 $0.16 (1) Strategic Review Costs include legal, accounting and other expenses related to the strategic review of GEC, including preparation for a potential GEC exit.

Discontinued Operations

As a result of the Global Ecommerce exit process announced last quarter, a majority of the Global Ecommerce reporting segment is now reported as discontinued operations in the Condensed Consolidated Financial Statements. Prior periods have been recast to conform to the current period presentation.

The remaining portion of the Global Ecommerce reportable segment that did not qualify for discontinued operations treatment is now reported in an "Other" category. Included in this category are operations that the Company is currently in the process of exiting and a smaller continuing operation.

Business Segment Reporting

SendTech Solutions

SendTech Solutions offers physical and digital shipping and mailing technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Third Quarter		
($ millions)	**2024**	**2023**	**% Change Reported**
Revenue	$313	$327	(4%)
Adjusted Segment EBITDA	$114	$109	5%
Adjusted Segment EBIT	$104	$99	5%

Revenue decline was driven by a decrease in the Company's mailing install base and near-term headwinds related to the Company's product migration. Shipping-related revenue grew 8%, driven by a 29% increase in business services revenue.

Simplification and cost reduction initiatives drove higher Adjusted Segment EBITDA and EBIT. Mail and shipping revenues and EBIT were negatively impacted by efforts to migrate customers from arrangements that recognize revenue upfront to SaaS type arrangements that drive recurring revenue and profit.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Third Quarter		
($ millions)	**2024**	**2023**	**% Change Reported**
Revenue	$166	$152	9%
Adjusted Segment EBITDA	$55	$37	47%
Adjusted Segment EBIT	$46	$29	59%

Presort sorted 3.7 billion pieces of mail in the quarter, growing volumes by 3% year-over-year. Higher volumes and revenue per piece expansion drove revenue growth. Higher revenue per piece, continued labor and transportation cost productivity, and cost reductions drove growth in Adjusted Segment EBITDA and EBIT. Updated Full Year 2024 Guidance The Company now expects full-year revenue to decline at a low-single-digit rate. The Company is also raising its full-year Adjusted EBIT guidance to $355 to $360 million. Conference Call and Webcast Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 5:00 p.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s website at www.pitneybowes.com. About Pitney Bowes Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com. Contacts: For Investors: Alex Brown investorrelations@pb.com For Media: Longacre Square Partners Joe Germani jgermani@longacresquare.com

Adjusted Segment EBIT Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level. Adjusted Segment EBIT includes segment revenues and related costs and expenses attributable to the segment, but excludes interest, taxes, restructuring charges, goodwill and asset impairment charges, corporate expenses, and other items not allocated to a business segment. We also report Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance, which is calculated as Adjusted Segment EBIT plus depreciation and amortization expense of the segment. Use of Non-GAAP Measures Pitney Bowes’ financial results are reported in accordance with generally accepted accounting principles (GAAP). Pitney Bowes also discloses certain non-GAAP measures, such as revenue growth on a constant currency basis, adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS) and free cash flow. Revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance. Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, goodwill and asset impairment charges, foreign currency gains and losses on intercompany loans, certain costs associated with the Ecommerce Restructuring, gains and losses related to acquisitions and dispositions, gains and losses on debt redemptions and other unusual items that we believe are not indicative to our core business operations. Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides investors better insight into the amount of cash available for other discretionary uses. Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations. This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance, future events or conditions, and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with Pitney Bowes’ announced strategic initiatives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the potential adverse effects and risks and uncertainties associated with the GEC exit and wind-down on the Company’s operations, management and employees, and the ability to successfully implement the Company’s 2024 worldwide cost reduction and optimization initiatives and realize the expected benefits therefrom, the loss of some of Pitney Bowes’ larger clients in the Presort Services segments; the loss of, or significant changes to, United States Postal Service

(USPS) commercial programs, or the Company’s contractual relationships with the USPS or their performance under those contracts; and other factors as more fully outlined in the Company's 2023 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2024. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments. Note: Consolidated statements of income; revenue, adjusted segment EBIT and adjusted segment EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three and nine months ended September 30, 2024 and 2023, and consolidated balance sheets at September 30, 2024 and December 31, 2023 are attached. We have not provided a reconciliation of our future expectations as to Adjusted EBIT as such reconciliation is not available without unreasonable efforts.

Pitney Bowes Inc. Consolidated Statements of Operations (Unaudited; in thousands, except per share amounts) 2024 2023 2024 2023 Revenue: Business services 221,791$ 203,269$ 651,389$ 638,714$ Support services 90,956 101,855 281,301 310,454 Financing 68,614 68,572 203,816 202,323 Equipment sales 66,418 76,705 216,574 238,766 Supplies 35,428 35,695 107,658 111,035 Rentals 16,256 16,937 49,739 51,217 Total revenue 499,463 503,033 1,510,477 1,552,509 Costs and expenses: Cost of business services 128,573 130,141 386,531 424,661 Cost of support services 30,117 33,332 94,836 105,190 Financing interest expense 16,095 16,813 48,663 46,112 Cost of equipment sales 49,075 52,952 151,948 166,303 Cost of supplies 10,051 10,498 30,604 32,607 Cost of rentals 4,079 4,289 13,196 14,859 Selling, general and administrative 189,989 182,744 569,625 583,174 Research and development 7,580 7,715 22,465 21,380 Restructuring charges 30,694 13,942 64,859 34,768 Goodwill impairment - - - 43,209 Interest expense, net 27,764 26,363 83,323 70,822 Other components of net pension and postretirement income (961) (2,683) (1,730) (6,144) Other expense (income) 50,287 - 50,287 (3,064) Total costs and expenses 543,343 476,106 1,514,607 1,533,877 (Loss) income before taxes (43,880) 26,927 (4,130) 18,632 (Benefit) provision for income taxes (166,466) 9,115 (148,695) 18,331 Income from continuing operations 122,586 17,812 144,565 301 Loss from discontinued operations, net of tax (261,058) (30,331) (310,789) (162,092) Net loss (138,472)$ (12,519)$ (166,224)$ (161,791)$ Basic earnings (loss) per share Continuing operations 0.68$ 0.10$ 0.81$ 0.00$ Discontinued operations (1.45) (0.17) (1.74) (0.92) Net loss (0.77)$ (0.07)$ (0.93)$ (0.92)$ Diluted earnings (loss) per share: Continuing operations 0.67$ 0.10$ 0.79$ 0.00$ Discontinued operations (1.42) (0.17) (1.70) (0.90) Net loss (0.75)$ (0.07)$ (0.91)$ (0.90)$ Weighted-average shares used in diluted earnings per share 183,837,894 180,368,768 182,444,815 179,582,154 (1) The sum of the earnings per share amounts may not equal the totals due to rounding. Nine months ended September 30Three months ended September 30

Pitney Bowes Inc. Consolidated Balance Sheets (Unaudited; in thousands) Assets September 30, 2024 December 31, 2023 Current assets: Cash and cash equivalents 561,538$ 600,054$ Short-term investments 13,972 22,166 Accounts and other receivables, net 188,794 200,242 Short-term finance receivables, net 530,698 563,536 Inventories 71,642 63,048 Current income taxes 19,730 564 Other current assets and prepayments 99,778 76,039 Assets held for sale - 532,441 Total current assets 1,486,152 2,058,090 Property, plant and equipment, net 228,826 254,078 Rental property and equipment, net 23,664 23,583 Long-term finance receivables, net 622,378 653,085 Goodwill 737,281 734,409 Intangible assets, net 17,014 20,400 Operating lease assets 121,533 126,492 Noncurrent income taxes 90,832 60,995 Other assets 320,036 341,053 Total assets 3,647,716$ 4,272,185$ Liabilities and stockholders' deficit Current liabilities: Accounts payable and accrued liabilities 852,566$ 829,419$ Customer deposits at Pitney Bowes Bank 670,678 640,323 Current operating lease liabilities 29,218 29,882 Current portion of long-term debt 56,466 58,931 Advance billings 74,153 76,258 Current income taxes 1,471 6,523 Liabilities of assets held for sale - 257,106 Total current liabilities 1,684,552 1,898,442 Long-term debt 2,052,298 2,087,101 Deferred taxes on income 56,563 211,477 Tax uncertainties and other income tax liabilities 12,898 19,091 Noncurrent operating lease liabilities 117,812 126,568 Noncurrent customer deposits at Pitney Bowes Bank 58,977 73,972 Other noncurrent liabilities 183,495 224,110 Total liabilities 4,166,595 4,640,761 Stockholders' deficit: Common stock 270,338 270,338 Retained earnings 2,748,407 3,077,988 Accumulated other comprehensive loss (820,870) (851,245) Treasury stock, at cost (2,716,754) (2,865,657) Total stockholders' deficit (518,879) (368,576) Total liabilities and stockholders' deficit 3,647,716$ 4,272,185$

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended September 30			Nine months ended September 30		
	2024	2023	% Change	2024	2023	% Change
Sending Technology Solutions	$ 312,763	$ 327,041	**(4%)**	$ 960,355	$ 990,361	**(3%)**
Presort Services	166,367	152,451	**9%**	483,032	454,460	**6%**
Total reportable segments	479,130	479,492	**(0%)**	1,443,387	1,444,821	**(0%)**
Other operations	20,333	23,541	**(14%)**	67,090	107,688	**(38%)**
Total revenue, as reported	**499,463**	**503,033**	**(1%)**	**1,510,477**	**1,552,509**	**(3%)**
Impact of currency on revenue	(574)			(18)		
Total revenue, constant currency	$ 498,889	$ 503,033	**(1%)**	$ 1,510,459	$ 1,552,509	**(3%)**

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended September 30							
	2024			2023			% change	
	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$ 104,228	$ 9,587	$ 113,815	$ 99,220	$ 9,499	$ 108,719	5%	5%
Presort Services	46,179	9,008	55,187	29,124	8,311	37,435	59%	47%
Total reportable segments	$ 150,407	$ 18,595	169,002	$ 128,344	$ 17,810	146,154	17%	16%
Reconciliation of Adjusted Segment EBITDA to Income from continuing operations:								
Other operations (2)			(4,236)			(2,595)		
Depreciation and amortization - reportable segments			(18,595)			(17,810)		
Interest expense, net			(43,859)			(43,176)		
Corporate expenses			(43,386)			(41,704)		
Restructuring charges			(30,694)			(13,942)		
Foreign currency loss on intercompany loans			(18,831)			-		
Strategic review costs			(2,994)			-		
Asset impairment charge			(10,000)			-		
Charges in connection with the Ecommerce Restructuring			(38,145)			-		
Loss on debt refinancing			(2,142)			-		
Income from continuing operations before taxes			$ (43,880)			$ 26,927		

	Nine months ended September 30							
	2024			2023			% change	
	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$ 306,473	$ 29,280	$ 335,753	$ 291,705	$ 28,330	$ 320,035	5%	5%
Presort Services	113,556	26,722	140,278	76,458	25,172	101,630	49%	38%
Total reportable segments	$ 420,029	$ 56,002	476,031	$ 368,163	$ 53,502	421,665	14%	13%
Reconciliation of Adjusted Segment EBITDA to Income from continuing operations:								
Other operations (2)			(4,824)			(1,017)		
Depreciation and amortization - reportable segments			(56,002)			(53,502)		
Interest expense, net			(131,986)			(116,934)		
Corporate expenses			(144,431)			(145,762)		
Restructuring charges			(64,859)			(34,768)		
Goodwill impairment			-			(43,209)		
Foreign currency loss on intercompany loans			(13,481)			-		
Strategic Review costs			(14,291)			-		
Asset impairment charge			(10,000)			-		
Charges in connection with the GEC Exit			(38,145)			-		
(Loss) gain on debt refinancing			(2,142)			3,064		
Proxy solicitation fees			-			(10,905)		
Income from continuing operations before taxes			$ (4,130)			$ 18,632		

(1) Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, goodwill impairment, and other items that are not allocated to a business segment.

(2) Other operations includes the revenue and related expenses of our former Global Ecommerce business that did not qualify for discontinued operations treatment. These operations represent previous operations that were dissolved or sold, shared services functions that are expected to winddown by the end of 2024 and a cross-border services contract.

Pitney Bowes Inc.

Reconciliation of Reported Consolidated Results to Adjusted Results

(Unaudited; in thousands, except per share amounts)

	Three months ended September 30		Nine months ended September 30	
	2024	2023	2024	2023
Reconciliation of reported net loss to adjusted EBIT and adjusted EBITDA				
Net loss	$ (138,472)	$ (12,519)	$ (166,224)	$ (161,791)
Loss from discontinued operations, net of tax	261,058	30,331	310,789	162,092
Provision (benefit) for income taxes	(166,466)	9,115	(148,695)	18,331
Income (loss) before taxes	(43,880)	26,927	(4,130)	18,632
Restructuring charges	30,694	13,942	64,859	34,768
Foreign currency gain on intercompany loans	18,831	-	13,481	-
Strategic review costs	2,994	-	14,291	-
Asset impairment charge	10,000	-	10,000	-
Charges in connection with the Ecommerce Restructuring	38,145	-	38,145	-
Goodwill impairment	-	-	-	43,209
Loss (gain) on debt refinancing	2,142	-	2,142	(3,064)
Proxy solicitation fees	-	-	-	10,905
Adjusted net income before tax	58,926	40,869	138,788	104,450
Interest, net	43,859	43,176	131,986	116,934
Adjusted EBIT	102,785	84,045	270,774	221,384
Depreciation and amortization	28,564	28,068	85,897	84,500
Adjusted EBITDA	$ 131,349	$ 112,113	$ 356,671	$ 305,884
Reconciliation of reported diluted loss per share to adjusted diluted earnings per share				
Diluted loss per share	$ (0.75)	$ (0.07)	$ (0.91)	$ (0.90)
Loss from discontinued operations, net of tax	1.42	0.17	1.70	0.90
Restructuring charges	0.13	0.06	0.27	0.15
Foreign currency gain on intercompany loans	0.08	-	0.06	-
Strategic review costs	0.01	-	0.06	-
Asset impairment charge	0.05	-	0.06	-
Charges in connection with the Ecommerce Restructuring	0.16	-	0.16	-
Tax benefit from affiliate reorganization	(0.89)	-	(0.90)	-
Goodwill impairment	-	-	-	0.24
Loss (gain) on debt refinancing	0.01	-	0.01	(0.01)
Proxy solicitation fees	-	-	-	0.05
Adjusted diluted earnings per share	$ 0.21	$ 0.16	$ 0.50	$ 0.42

The sum of the earnings per share amounts may not equal the totals due to rounding.

	Three months ended September 30		Nine months ended September 30	
	2024	2023	2024	2023
Reconciliation of reported net cash from operating activities to free cash flow				
Net cash from operating activities - continuing operations	$ 65,721	$ 54,225	$ 144,616	$ 71,882
Capital expenditures	(19,518)	(15,914)	(50,221)	(50,226)
Restructuring payments	29,216	17,486	53,919	25,152
Proxy solicitation fees paid	-	623	-	10,905
Free cash flow	$ 75,419	$ 56,420	$ 148,314	$ 57,713